EXHIBIT 10.7

Amendment No. 1 to Project Investment Agreement
This Amendment No. 1 to Project Investment Agreement (this “Amendment”), dated as of March 23, 2016, is entered into by and between TerraForm Global, Inc., a Delaware corporation (“GLBL”), and SunEdison, Inc., a Delaware corporation (“SunEdison”).
WHEREAS, GLBL and SunEdison are parties to that certain Project Investment Agreement dated as of August 5, 2015 (the “Agreement”); and
WHEREAS, due to delays in the construction of the projects identified in Schedule I to the Agreement, GLBL and SunEdison desire to amend the Agreement to extend the deadline for the transfer of such projects as set forth below.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Capitalized Terms. Capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.
2.    Amendment to Project Investment Agreement. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.    Contribution of Projects.
(a) SunEdison hereby agrees to contribute, or cause to be contributed, to GLBL or its designated subsidiaries each of the renewable energy projects identified in Schedule I hereto (each, a “Project”) by not later than July 31, 2016. In the event that SunEdison fails to contribute any such Projects by July 31, 2016 for any reason, including without limitation, failure of any such Project or Projects to achieve COD, or failure to receive all governmental, regulatory, third party and other consents and approvals required for the transfer of one or more Projects, SunEdison shall contribute one or more substitute projects by not later than July 31, 2016 that in the aggregate are projected to have Project CAFD (as defined in the management services agreement entered into by GLBL and SunEdison concurrently with the initial public offering of GLBL or as otherwise agreed by SunEdison and GLBL (“Project CAFD”)), as determined by GLBL in its reasonable discretion, in each case greater than or equal to the projected Project CAFD of the Project that such substitute project or projects are replacing (each such substitute project, a “Substitute Project”). Each Substitute Project may serve as a substitute for one or more Projects, provided that such Substitute Project has projected Project CAFD greater than or equal to the projected Project CAFD of the Projects that such substitute project is replacing.
(b) Prior to contributing each Project or Substitute Project to GLBL or its designated subsidiary, SunEdison shall (A) cause such Project to have achieved COD or (B) ensure that such Project has committed construction financing on terms reasonably acceptable to GLBL and/or cash on its balance sheet in an amount sufficient to achieve COD, and that it is reasonably expected to achieve COD by July 31, 2016.”
3.    Effectiveness.
(a)    On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby.
(b)    Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect, without change, and is hereby ratified and confirmed in all respects.
(c)    The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any party pursuant to the Agreement.
4.    Miscellaneous.
(a)    Incorporation by Reference. Section 4 (Amendment; Waiver), Section 6 (Assignment), Section 7 (Successors; No Third Party Beneficiaries); Section 8 (Consent to Jurisdiction and Service of Process); Section 9 (Mutual Waiver of Jury Trial), Section 11 (Invalidity of Provisions); and Section 13 (Further Assurances) of the Agreement are hereby incorporated by reference into, and deemed to be made a part of, this Amendment, mutatis mutandis, as though fully set forth herein.
(b)    Governing Law. The internal law of the State of New York will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
(c)    Counterparts. This Amendment may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SUNEDISON, INC.

By:     /s/ Martin Truong
Name: Martin Truong
Title: Senior Vice President, General Counsel & Secretary

TERRAFORM GLOBAL, INC.

By:     /s/ Brian Wuebbels
Name: Brian Wuebbels
Title: President and Chief Executive Officer